WRITTEN CONSENT
OF THE BOARD OF DIRECTORS OF
NO BORDERS, INC.
a Nevada corporation

The undersigned, being the sole director of NO BORDERS, INC., a Nevada corporation ("Corporation"), hereby adopts the following recitals and resolutions by written consent thereto, effective as of January 5. 2007, hereby waiving all notice of and the holding of any meeting of the board of directors to act upon such resolutions.

ELECTION OF DIRECTORS

WHEREAS, Section 4.2 of Article 4 of the Corporation's Bylaws provides that the number of directors may be determined by resolution of the board of directors and the board has previously provided for three (3) authorized directors;

WHEREAS, Paule Cruz Takash and Robert M. Rosenfeld have resigned creating two (2) vacancies on the Corporation's board of directors;

WHEREAS, Section 4.6 of Article 4 of the Corporation's Bylaws provides that any vacancy occurring in the board of directors may be filled by a majority of the remaining directors, a sole remaining director or the majority stockholders; and

WHEREAS, it is deemed in the best interests of the Corporation to fill the vacancies occurring by the resignations of two directors.

RESOLVED, that the following persons be, and they hereby are, elected as directors of the Corporation to fill the vacancies created by resignation, said elections to be effective as of the date of these resolutions. to hold office until their successors have been elected and duly qualified:

Farooq Bajwa
Dan Johnson

ELECTION OF OFFICERS

RESOLVED, that the following persons are hereby elected to the offices indicated after their names hereinbelow, their terms of office to commence immediately and continue until their successor are duly elected and qualified:

Name	Office
Raul Hinojosa	President
Farooq Bajwa	Chairman of the Board

IN WITNESS WHEREOF, the undersigned has executed this Written Consent effective as of the date first written above.

SOLE DIRECTOR:

RAUL HINOJOSA